Exhibit 23.1


                          TSCHOPP, WHITCOMB & ORR, P.A.
                     2600 Maitland Center Parkway, Suite 330
                             Maitland, Florida 32751







                             The Board of Directors

VoIP, Inc.
(Formerly Millennia Tea Masters, Inc.)


We consent to the use of our report, dated January 30, 2004 with respect to our audit of the financial statements of Millennia Tea Masters, Inc. (subsequently known as VoIP, Inc.) as of December 31, 2003 and for the year then ended in the Registration Statement on Amendment No. 1 to Form SB-2 dated October 14, 2005 and to the reference to our firm under the heading "Experts" therein.


/s/ Tschopp, Whitcomb & Orr, P.A.
---------------------------------


October 14, 2005